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                                                                   EXHIBIT 10.14


                          TOREADOR ROYALTY CORPORATION
                  AMENDED AND RESTATED 1990 STOCK OPTION PLAN
                      NONQUALIFIED STOCK OPTION AGREEMENT

         1. Grant of Option. Pursuant to the Amended and Restated Toreador Royalty Corporation 1990 Stock Option Plan (the "Plan"), as adopted by Toreador Royalty Corporation, a Delaware corporation (the "Company"), the Company grants to

                             John Mark McLaughlin
                             (Name of Participant)

an option (sometimes referred to herein as the "Stock Option") to purchase from the Company a total of 45,000 full shares of common stock, $0.15625 par value per share, of the Company (the "Common Stock") at $2.625 per share (being not less than the fair market value per share of the Common Stock on the Date of the Grant), in the amounts, during the periods and upon the terms and conditions set forth in this Agreement.

         The Date of Grant of this Stock Option is September 24, 1998

         The option granted under this Agreement is not intended to be, and shall not be treated as, an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. Time of Exercise. Except as otherwise provided in the Plan or as specifically provided elsewhere in this Agreement, this Stock Option is exercisable no sooner than as follows:


EXERCISE DATE                                                 NUMBER OF SHARES

1.    One (1) year from the Date of Grant                     Up to 33.33% of the total optioned shares
                                                              under the Stock Option

2.    Two (2) years from the Date of Grant                    Up to an additional 33.33% of the total
                                                              optioned shares under the Stock Option

3.    Three (3) years from the Date of Grant                  Up to an additional 33.34% of the total
                                                              optioned shares under the Stock Option




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provided, however, that in the event of: (i) the Participant's death, (ii)
Termination of Service by the Participant by reason of Disability, or (iii) the occurrence of a Change in Control affecting the Company, all shares of Common Stock under this Stock Option which have not previously vested and become exercisable shall automatically be accelerated and become vested and exercisable in full, without regard to the vesting limitations set forth above.

No part of this Stock Option may be exercised after the expiration of ten (10) years from the Date of Grant.

         3. Subject to Plan. This Stock Option and its exercise are subject in all respects to the terms and conditions of the Plan, including the provisions of Article X requiring stockholder approval of the Plan. The defined terms used herein that are defined in the Plan shall have the same meanings defined for and assigned to them in the Plan. In addition, this Stock Option is subject to any rules promulgated pursuant to the Plan by the Board.

         4. Term. This Stock Option will terminate at the first to occur of the following:

           (a) 5 p.m. on September 24, 2008 (no later than 10 years after Date of Grant).

           (b) 5 p.m. on the date which is twelve (12) months following the date of the Participant's Termination of Service with the Company or an Affiliate by reason of the Participant's death or Disability.

           (c) 5 p.m. on the date of the Participant's Termination for Cause.

           (d) 5 p.m. on the date which is three (3) months following the date of the Participant's Termination of Service for any reason other than as set forth in subparagraphs (b) or (c) above of this
               Section 4.

         5. Who May Exercise. Subject to the terms and conditions set forth in
Section 4 above, this Stock Option may be exercised during the lifetime of the Participant only by the Participant or by the Participant's guardian or legal representative. If the Participant's service terminates as a result of death or Disability prior to the termination date specified in Section 4(a) hereof, the following persons may exercise this Stock Option on behalf of the Participant at any time prior to the earlier of the dates specified


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in Sections 4(b), 4(c), or 4(d): (i) if the Participant is Disabled, the
Participant or the guardian of the Participant; or (ii) if the Participant dies, the personal representative of the Participant's estate or the person who acquired the right to exercise this Stock Option by bequest or inheritance or by reason of the death of the Participant; provided that this Stock Option shall remain subject to the other terms of this Agreement, the Plan, and applicable laws, rules and regulations.

         6. Restrictions on Exercise. This Stock Option may be exercised in whole or in part, but only with respect to full shares of Common Stock, and no fractional share of stock shall be issued. In no event may this Stock Option be exercised or shares of Common Stock be issued pursuant to this Agreement if any registration under state or federal securities laws required under the circumstances has not been accomplished.

         7. Manner of Exercise. Subject to such administrative regulations as the Board may from time to time adopt, this Stock Option may be exercised by the delivery of written notice to the Company of the number of shares of Common Stock being purchased, accompanied by the following:

           (a) Full payment of the Option Price for the shares of Common Stock being purchased; and

           (b) Such documents, certificates and instruments as the Company in its discretion deems necessary to evidence the exercise, in whole or in part, of this Stock Option.

Full payment for shares of Common Stock purchased upon exercise of this Stock Option shall be made in cash, or, with the consent of the Committee, with shares of Common Stock previously owned by the Participant or, with the consent of the Committee, by a combination of cash and such shares. No shares of Common Stock may be issued until full payment of the purchase price has been made, and in the case of any purchase involving the Participant's delivery of a promissory note in partial payment thereof, the Company may require that the shares of Common Stock be pledged to the Company to secure the payment thereof.

         8. Non-Assignability. This Stock Option is not assignable or transferable by the Participant in any form or fashion except by will or by the laws of descent and distribution.


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         9. Rights as Stockholder. Except for the adjustment in the number of shares of Common Stock as provided in Section 10 below, the Participant will have no rights as a stockholder with respect to any shares of Common Stock covered by this Stock Option until the issuance of a certificate or certificates to the Participant for the shares of Common Stock. Except as otherwise provided in Section 10 below, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

         10. Adjustment of Number of Shares and Related Matters. The shares of Common Stock covered by this Stock Option, and the exercise price thereof, in the event of any dissolution, liquidation, merger or consolidation of the Company, or in the event of the recapitalization of the Company or partial distribution of its assets in the nature of a partial liquidation, or the declaration of a stock dividend or split-up, shall be subject to adjustment in accordance with the terms of the Plan. Notwithstanding the foregoing, and except as provided in the Plan, the existence of the Stock Option granted hereunder shall not affect the right of the Company to issue shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities. The issuance of such shares or securities shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Stock Option granted hereunder.

         Upon the occurrence of each event requiring an adjustment of the exercise price and/or the number of shares of Common Stock purchasable pursuant to this Agreement (including the identity of the issuer thereof) in accordance with and as required by the terms of the Plan, the Company shall as soon as practicable mail to the Participant a copy of its computation of such adjustment which shall be conclusive and shall be binding upon the Participant unless contested by him by written notice to the Company within thirty (30) days after the Participant's receipt of such computation.

         11. Participant's Representation. Notwithstanding any provision to the contrary herein, the Participant hereby agrees that he will not exercise this Stock Option, and that the Company will not be obligated to issue any shares of Common Stock to the Participant hereunder, if the exercise thereof or the issuance of such shares of Common Stock shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination


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in this connection by the Board shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations.

         12. Investment Representation. Unless the shares of Common Stock are issued to him in a transaction registered under applicable federal and state securities laws, by his execution hereof, the Participant represents and warrants to the Company that all Common Stock which may be purchased hereunder will be acquired by the Participant for investment purposes only for his or her own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Common Stock is issued to him in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend.

         13. Participant's Acknowledgments. The Participant acknowledges receipt of a copy of the Plan, which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Stock Option subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board, as those terms are defined in the Plan, upon questions arising under the Plan or this Agreement.

         14. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Texas, except with respect to the internal laws of the State of Delaware applicable hereto.

         15. No Right to Continue Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employment of the Company or interfere with or restrict in any way the right of the Company to discharge the Participant at any time (subject to any contract rights of the Participant).


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         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.


                            TOREADOR ROYALTY CORPORATION


                            By:
                               ------------------------------------------------
                            Name:
                                 ----------------------------------------------
                            Title:
                                  ---------------------------------------------


                            PARTICIPANT


                            /s/ JOHN MARK McLAUGHLIN
                            ---------------------------------------------------
                            Name: JOHN MARK MCLAUGHLIN
                                 ----------------------------------------------





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